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ALTERA ANNOUNCES SECOND QUARTER RESULTS

San Jose, Calif., July 23, 2015 — Altera Corporation (NASDAQ: ALTR) today announced second quarter sales of $414.2 million, down 5 percent from the first quarter of 2015 and down 16 percent from the second quarter of 2014. Second quarter net income was $70.3 million, $0.23 per diluted share, compared with net income of $94.9 million, $0.31 per diluted share, in the first quarter of 2015 and $127.0 million, $0.41 per diluted share, in the second quarter of 2014.

Year-to-date cash flow from operating activities was $225.9 million. Altera's board of directors has declared a quarterly cash dividend of $0.18 per share, to be paid on September 1, 2015 to shareholders of record on August 10, 2015.

"Our wireless customers reduced demand on us this quarter, as expected, in reaction to continuing adverse market conditions. This pause in wireless spend more than offset growth across many of our vertical markets," said John Daane, president, chief executive officer, and chairman of the board. "The most important news for the second quarter was the June 1st announcement of an agreement for Intel to acquire Altera. Over the past several years we have worked closely with Intel, the world's largest semiconductor company and a proven technology leader. Through that interaction, we understand well the benefits this transaction will bring to our customers through development of innovative market-leading FPGAs and SoCs that will be enabled by Intel and Altera joining forces."

Second Quarter Business Summary

As previously forecasted, Altera's sales declined sequentially with Telecom and Wireless sales down sharply, attributable in large measure to the company's wireless business. With a few exceptions, there was broad growth across the remainder of the company. Gross margin was 69.4%, significantly improved from first quarter levels, as a result of favorable vertical market mix. Operating expense increased sequentially, largely the result of $18.5 million in merger-related expenses. The company's tax rate was 17.7%, higher than anticipated, largely due to adverse geographic mix of earnings. Altera did not repurchase any of its shares during the quarter.

In light of the company's pending acquisition by Intel, Altera will no longer provide forward-looking guidance.

Recent accomplishments mark Altera's continuing progress:

•
Altera has revealed architectural and product details of its Stratix® 10 FPGAs and SoCs, the next generation of high-end programmable logic devices, delivering breakthrough levels of performance, integration, density and security.

◦
Stratix 10 FPGAs and SoCs leverage Altera’s revolutionary HyperFlex™ FPGA fabric architecture, the FPGA industry’s most significant fabric architecture innovation in over a decade. The HyperFlex fabric and Altera's use of Intel's® 14 nm Tri-Gate process, with its full process node advantage, provides 2X higher core performance over Altera's previous high-end family.

◦
All members of the Stratix 10 FPGA and SoC family leverage heterogeneous 3D SiP (System in Package) integration to efficiently and economically integrate a high-density monolithic FPGA core fabric (up to 5.5M logic elements) with other advanced components, thereby increasing the scalability and flexibility of Stratix 10 FPGAs and SoCs. Altera’s heterogeneous SiP integration is enabled through the use of Intel’s proprietary EMIB (Embedded Multi-die Interconnect Bridge) technology, which provides higher performance, reduced complexity, lower cost and enhanced signal integrity compared with interposer-based approaches.

◦
All densities in the Stratix 10 family will also be available with an integrated 64-bit ARM® quad-core CortexTM-A53 hard processor system. With these Stratix10 SoCs, Altera will extend its industry leadership position as the only vendor to offer high-end SoC FPGAs.

•
Altera has announced its Spectra-Q™ engine, a new technology at the heart of the company’s proven Quartus® II software, to improve design productivity and time-to-market for next-generation programmable devices. As FPGAs and SoCs deliver dramatically increased capabilities with multi-million logic element devices, the Spectra-Q engine is a combination of software technologies that dramatically accelerate the design process by reducing design iterations, while continuing to deliver the industry's fastest compile times. The Spectra-Q engine features faster algorithms and allows for incremental design changes without needing to perform a full design compile. Built on top of the Spectra-Q engine is an industry-first platform design tool called BluePrint that allows designers to assign interfaces with greater efficiency. This tool reduces design iterations by 10X compared to the number of design iterations without the use of this tool by allowing designers to explore and create legal IO placements up-front with real-time fitter-checking. The Spectra-Q engine is available today to early access customers.

•
Altera has joined the Industrial Internet Consortium, a collaborative industry organization facilitating development of a global ecosystem for the Internet of Things (IoT). Founded by AT&T, Cisco, General Electric, IBM and Intel in March 2014, the Industrial Internet Consortium catalyzes and coordinates the priorities and enabling technologies of the Industrial Internet. Altera FPGA, SoC and power products already play a significant role in enabling connectivity in RF wireless systems and machine-to-machine communication networks. Programmable logic is applied extensively in factory automation and smart grid applications, supporting high-performance control and analytics that enhance the efficiency, safety and security in advanced manufacturing and power systems. FPGAs are also being deployed in next-generation automotive and medical IoT systems, and in smart city applications, such as intelligent lighting and traffic management systems that incorporate high-performance embedded vision and video analytics capabilities.

SELECTED SECOND QUARTER RATIOS AND RELATED RESULTS

($ in thousands) Key Ratios & Information	June 26, 2015	March 27, 2015
Current Ratio	5:1	5:1
Liabilities/Equity	3:4	3:4
Quarterly Operating Cash Flows	$89,220	$136,633
TTM Return on Equity	12%	13%
Quarterly Depreciation Expense	$11,985	$12,777
Quarterly Capital Expenditures	$7,696	$33,245
Inventory MSOH (1): Altera	4.2	3.0
Inventory MSOH (1): Distribution	0.7	0.7
Cash Conversion Cycle (Days)	162	149
Turns	46%	41%
Book to Bill	<1.0	<1.0

Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	June 26, 2015	March 27, 2015	June 27, 2014	Sequential Change	Year- Over-Year Change
Geography
Americas	20%	17%	16%	10%	6%
Asia Pacific	41%	45%	43%	(11)%	(18)%
EMEA	27%	27%	27%	(7)%	(17)%
Japan	12%	11%	14%	3%	(28)%
Net Sales	100%	100%	100%	(5)%	(16)%

Product Category
New	53%	59%	53%	(14)%	(14)%
Mainstream	23%	19%	21%	13%	(11)%
Mature and Other	24%	22%	26%	5%	(22)%
Net Sales	100%	100%	100%	(5)%	(16)%

Vertical Market
Telecom & Wireless	31%	42%	46%	(31)%	(44)%
Industrial Automation, Military & Automotive	27%	21%	21%	22%	10%
Networking, Computer & Storage	18%	17%	15%	3%	4%
Other	24%	20%	18%	15%	11%
Net Sales	100%	100%	100%	(5)%	(16)%

FPGAs and CPLDs
FPGA	83%	84%	84%	(7)%	(17)%
CPLD	11%	8%	8%	23%	11%
Other Products	6%	8%	8%	(17)%	(31)%
Net Sales	100%	100%	100%	(5)%	(16)%

Product Category Description

•	New Products include the Arria® 10, Stratix® V, Stratix IV, Arria V, Arria II, Cyclone® V, Cyclone IV, MAX® 10, MAX V, HardCopy® IV devices and Enpirion PowerSoCs.

•	Mainstream Products include the Stratix III, Cyclone III, MAX II and HardCopy III devices.

•
Mature and Other Products include the Stratix II, Stratix, Arria GX, Cyclone II, Cyclone, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include, but are not limited to, statements regarding absolute and relative product performance and features, Stratix® 10 FPGA competitive advantages and market expansion potential, future product availability, and the potential benefits that may be delivered through the pending acquisition of Altera by Intel. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ materially from those currently anticipated, due to a number of factors, including without limitation, the risk that the acquisition of Altera by Intel will not be completed, current global economic conditions, customer business environment, customer inventory levels, product availability, vertical market mix, market acceptance of the company's products, the performance of products once introduced, product introduction schedules, the rate of growth of the company's new products including Cyclone® V, Cyclone IV, Arria® 10, Arria V, Arria II, Stratix V, Stratix IV, MAX® 10 FPGAs, MAX V CPLDs, HardCopy® IV device families and Enpirion PowerSoCs, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera® programmable solutions enable designers of electronic systems to rapidly and cost effectively innovate, differentiate and win in their markets. Altera offers FPGA, SoC, CPLD products, and complementary technologies, such as power solutions, to provide high-value solutions to customers worldwide. Visit www.altera.com.

###

ALTERA, ARRIA, CYCLONE, ENPIRION, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

###

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 26, 2015	March 27, 2015	June 27, 2014	June 26, 2015	June 27, 2014

Net sales	$414,162	$435,485	$491,517	$849,647	$952,609
Cost of sales	126,590	156,263	162,391	282,853	314,259
Gross margin	287,572	279,222	329,126	566,794	638,350
Operating expense
Research and development expense	105,345	103,231	101,121	208,576	198,778
Selling, general, and administrative expense	75,011	70,506	78,974	145,517	153,481
Amortization of acquisition-related intangible assets	2,427	2,464	2,464	4,891	4,929
Merger expenses	18,458	—	—	18,458	—
Total operating expense	201,241	176,201	182,559	377,442	357,188
Operating margin (2)	86,331	103,021	146,567	189,352	281,162
Compensation expense — deferred compensation plan	2,732	27	3,126	2,759	4,580
Gain on deferred compensation plan securities	(2,732)	(27)	(3,126)	(2,759)	(4,580)
Interest income and other	(8,495)	(6,596)	(7,819)	(15,091)	(13,804)
Gain reclassified from other comprehensive income	(1,463)	(2,506)	(43)	(3,969)	(91)
Interest expense	10,859	10,408	10,877	21,267	21,365
Income before income taxes	85,430	101,715	143,552	187,145	273,692
Income tax expense	15,091	6,863	16,548	21,954	30,174
Net income	70,339	94,852	127,004	165,191	243,518

Other comprehensive (loss)/income:
Unrealized (loss)/gain on investments:
Unrealized holding (loss)/gain on investments arising during period, net of tax of ($460), $41, $23, ($419) and $46	(24,805)	16,785	14,471	(8,020)	27,031
Less: Reclassification adjustments for gain on investments included in net income, net of tax of $9, $6, $6, $15 and $10	(1,454)	(2,500)	(37)	(3,954)	(81)
Other comprehensive (loss)/income	(26,259)	14,285	14,434	(11,974)	26,950
Comprehensive income	$44,080	$109,137	$141,438	$153,217	$270,468

Net income per share:
Basic	$0.23	$0.31	$0.41	$0.55	$0.78
Diluted	$0.23	$0.31	$0.41	$0.54	$0.77

Shares used in computing per share amounts:
Basic	301,799	301,308	311,000	301,561	313,713
Diluted	304,604	303,285	313,513	303,951	316,145

Dividends per common share	$0.18	$0.18	$0.15	$0.36	$0.30

Tax rate	17.7%	6.7%	11.5%	11.7%	11.0%
% of Net sales:
Gross margin	69.4%	64.1%	67.0%	66.7%	67.0%
Research and development (1)	26.0%	24.3%	21.1%	25.1%	21.4%
Selling, general, and administrative	18.1%	16.2%	16.1%	17.1%	16.1%
Operating margin(2)	20.8%	23.7%	29.8%	22.3%	29.5%
Net income	17.0%	21.8%	25.8%	19.4%	25.6%

Notes:
(1) Research and development expense as a percentage of Net sales includes amortization of acquisition-related intangible assets.

(2) We define operating margin as gross margin less research and development expense, selling, general and administrative expense, amortization of acquisition-related intangible assets, and merger expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses/(gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 26, 2015	March 27, 2015	June 27, 2014	June 26, 2015	June 27, 2014
Operating margin (non-GAAP)	$86,331	$103,021	$146,567	$189,352	$281,162
Compensation expense — deferred compensation plan	2,732	27	3,126	2,759	4,580
Income from operations (GAAP)	$83,599	$102,994	$143,441	$186,593	$276,582

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	June 26, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$1,852,753	$2,426,367
Short-term investments	221,333	151,519
Total cash, cash equivalents, and short-term investments	2,074,086	2,577,886
Accounts receivable, net	424,427	377,964
Inventories	177,654	153,387
Deferred income taxes — current	58,645	56,048
Deferred compensation plan — marketable securities	65,378	69,367
Deferred compensation plan — restricted cash equivalents	14,484	14,412
Other current assets	53,888	39,479
Total current assets	2,868,562	3,288,543
Property and equipment, net	210,980	194,840
Long-term investments	2,448,942	1,942,343
Deferred income taxes — non-current	18,669	20,077
Goodwill	74,341	74,341
Acquisition-related intangible assets, net	67,400	72,291
Other assets, net	95,562	81,791
Total assets	$5,784,456	$5,674,226

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$51,618	$49,140
Accrued liabilities	44,421	28,384
Accrued compensation and related liabilities	57,384	69,837
Deferred compensation plan obligations	79,862	83,779
Deferred income and allowances on sales to distributors	394,921	344,168
Total current liabilities	628,206	575,308
Income taxes payable — non-current	336,173	313,447
Long-term debt	1,493,406	1,492,759
Other non-current liabilities	6,878	6,886
Total liabilities	2,464,663	2,388,400
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 302,467 shares at June 26, 2015 and 302,430 shares at December 31, 2014	302	302
Capital in excess of par value	1,207,688	1,165,259
Retained earnings	2,114,132	2,110,620
Accumulated other comprehensive (loss)/income	(2,329)	9,645
Total stockholders' equity	3,319,793	3,285,826
Total liabilities and stockholders' equity	$5,784,456	$5,674,226

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
(In thousands)	June 26, 2015	June 27, 2014

Cash Flows from Operating Activities:
Net income	$165,191	$243,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,981	28,731
Amortization of acquisition-related intangible assets	4,891	4,929
Amortization of debt discount and debt issuance costs	1,558	1,558
Stock-based compensation	42,342	48,068
Net gain on sale of available-for-sale securities	(3,969)	(91)
Amortization of investment discount/premium	5,243	1,300
Deferred income tax expense	1,770	1,573
Tax effect of employee stock plans	2,776	121
Excess tax benefit from employee stock plans	(2,881)	(612)
Changes in assets and liabilities:
Accounts receivable, net	(46,463)	30,473
Inventories	(24,267)	(12,848)
Other assets	(9,990)	(2,751)
Accounts payable and other liabilities	6,558	5,703
Deferred income and allowances on sales to distributors	50,753	(72,547)
Income taxes payable and receivable, net	11,036	30,592
Deferred compensation plan obligations	(6,676)	(6,329)
Net cash provided by operating activities	225,853	301,388
Cash Flows from Investing Activities:
Purchases of property and equipment	(43,339)	(21,614)
Sales of deferred compensation plan securities, net	6,676	6,329
Purchases of available-for-sale securities	(1,298,609)	(204,810)
Proceeds from sale of available-for-sale securities	634,838	58,015
Proceeds from maturity of available-for-sale securities	69,711	134,212
Purchases of intangible assets	(5,257)	(535)
Purchases of other investments	(2,000)	(8,224)
Net cash used in investing activities	(637,980)	(36,627)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through stock plans	18,709	22,696
Shares withheld for employee taxes	(17,125)	(11,240)
Payment of dividends to stockholders	(108,445)	(94,179)
Holdback payment for prior acquisition	—	(3,353)
Long-term debt and credit facility issuance costs	—	(1,321)
Repurchases of common stock	(57,507)	(358,808)
Excess tax benefit from employee stock plans	2,881	612
Net cash used in financing activities	(161,487)	(445,593)
Net decrease in cash and cash equivalents	(573,614)	(180,832)
Cash and cash equivalents at beginning of period	2,426,367	2,869,158
Cash and cash equivalents at end of period	$1,852,753	$2,688,326